SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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☒	Definitive Proxy Statement

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☐	Soliciting Material pursuant to §240.14a-12

DELANCO BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Delanco Bancorp, Inc. Logo]

July 16, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Delanco Bancorp, Inc. (the “Company”). The meeting will be held at the Company’s offices, 615 Burlington Avenue, Delanco, New Jersey, on Wednesday, August 15, 2007 at 5:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Connolly, Grady & Cha, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Robert M. Notigan
Robert M. Notigan
President and Chief Executive Officer

DELANCO BANCORP, INC.
615 BURLINGTON AVENUE
DELANCO, NEW JERSEY 08075
(856) 461-0611

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	5:00 p.m., local time, on Wednesday, August 15, 2007.

PLACE	Company’s offices, 615 Burlington Avenue, Delanco, New Jersey

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years and one director to serve for a term of one year.

(2) To ratify the selection of Connolly, Grady & Cha, P.C. as our independent registered public accounting firm for fiscal year 2008.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on June 25, 2007.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Ronald E. Casperite
Ronald E. Casperite Corporate Secretary July 16, 2007

DELANCO BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delanco Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Delanco Federal Savings Bank (the “Bank”) and the majority-owned subsidiary of Delanco MHC (the “MHC”). The annual meeting will be held at the Company’s offices, 615 Burlington Avenue, Delanco, New Jersey, on Wednesday, August 15, 2007 at 5:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about July 16, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of Delanco Bancorp common stock if the records of the Company show that you held your shares as of the close of business on June 25, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on June 25, 2007, 1,634,725 shares of Delanco Bancorp common stock were outstanding. Each share of common stock has one vote. The Company’s Charter provides that record owners of the Company’s common stock (other than Delanco MHC) who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of that 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on June 25, 2007, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Delanco Bancorp common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote By Delanco MHC

Delanco MHC, the mutual holding company for the Company, owned 55.0% of the outstanding shares of common stock of the Company as of June 25, 2007. All shares of common stock owned by Delanco MHC will be voted in accordance with the instructions of the Board of Directors of Delanco MHC, the members of which are identical to the members of the Board of Directors of the Company. Delanco MHC is expected to vote such shares “FOR” each nominee for election as a director and “FOR” ratification of the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accounting firm.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Delanco Bancorp common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four. Votes that are withheld will have no effect on the outcome of the election.

In voting to ratify the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote. Abstentions will have the same effect as a negative vote.

Because Delanco MHC owns in excess of 50% of the outstanding shares of Company common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Independent Registered Public Accounting Firm).

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of the Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Delanco Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Delanco Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in Delanco Bancorp’s ESOP

If you participate in the Delanco Bancorp Employee Stock Ownership Plan (the “ESOP”), you will receive a vote instruction card for the ESOP that will reflect all the shares that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, all allocated shares of Delanco Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of Delanco Bancorp common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. The deadline for returning your voting instruction card is August 8, 2007.

Corporate Governance

Meetings and Committees of the Board of Directors

The Company conducts business through meetings of its Board of Directors and its committees. During the year ended March 31, 2007, the Company’s Board of Directors held four regular meetings and the Bank’s Board of Directors held 12 regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.

The Company maintains an Audit Committee consisting of directors James W. Verner (Chairperson), Donald R. Neff and John W. Latimer. The Audit Committee meets periodically with independent auditors and management to review accounting, auditing, internal control structure and financial reporting matters. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert.” While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that appointment of a new director to the Board and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.” The Audit Committee operates under a written charter which is available to the public under “Investors” at www.delancofsb.com.

The Company does not maintain separately designated compensation or nominating committees. Based on the number of independent directors currently serving on the Board, the Company believes that the functions customarily attributable to these committees are sufficiently performed by our full Board of Directors.

Each member of our Board of Directors participates in the consideration of executive officer and director compensation. Robert M. Notigan, the Company’s President and Chief Executive Officer does not participate in Board discussions or the review of Board documents relating to the determination of his compensation. The Board of Directors is responsible for determining annual grade and salary levels for employees and establishing personnel policies.

The Board of Directors is responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance. The director nomination procedures of the Company required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See A-Nominating Procedures.@

Directors’ Compensation

Cash Retainer and Meeting Fees For Non-Employee Directors. The following table sets forth the applicable retainers and fees that are paid to non-employee directors for their service on the Board of Directors of Delanco Federal. Directors do not receive any fees for their service on the Boards of Directors of Delanco Bancorp or Delanco MHC. Each director receives two paid absences on an annual basis.

Board of Directors of Delanco Federal:
Annual Retainer for Chairman of the Board	$3,000
Fee per Board Meeting	625
Fee per Committee Meeting:
Executive Committee	250
All Others Committees	175

The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during fiscal 2007.

Name	Fees Earned or Paid in Cash	Total

Thomas J. Coleman, III	$10,300	$10,300
Robert H. Jenkins, Jr.	13,025	13,025
William C. Jenkins	8,025	8,025
John A. Latimer	7,175	7,175
Joseph H. Miller	3,200	3,200
Donald R. Neff	17,050	17,050
John W. Seiber	18,500	18,500
James W. Verner	8,900	8,900
Renee C. Vidal	3,125	3,125

Director Retirement Plan. Delanco Federal has adopted a director retirement plan for the benefit of members of the Board of Directors. All directors serving on or after the plan’s effective date of January 1, 2002, are automatically eligible to participate in the plan; no benefits are payable from the plan, however, until after January 1, 2007. Under the Plan, directors receive a monthly retirement benefit equal to 4% of the Board fees (including any annual retainer) payable as of their retirement date, multiplied by their completed years of service, up to a maximum of 80% of the final fee amount. Directors must complete at least ten years of service as an employee and/or director in order to receive a retirement benefit under the plan. Director retirement benefits are payable in equal monthly installments during the director’s lifetime, unless the director elects to receive an actuarially equivalent benefit in the form of an annuity. No benefits are payable under the plan upon a participating director’s death, unless the participant selected the annuity form of payment, in which case the director’s designated beneficiary would receive continued payments in accordance with the director’s election.

 Non-Qualified Retirement Program Agreement with John W. Seiber.  Delanco Federal has entered into a Non-Qualified Retirement Program Selective Incentive Plan agreement with John W. Seiber, former President and Chief Executive Officer and current Chairman of the Board of Directors, which provides him with certain retirement benefits. Delanco Federal agreed to provide Mr. Seiber with 120 monthly payments of $1,417 over the 10 year period following his retirement in 2004. In the event of Mr. Seiber’s death, Delanco Federal will make any remaining payments to his beneficiary. Under the agreement, the Bank may suspend payment of the retirement benefits if Mr. Seiber becomes an officer, director, owner or employee of a business that competes with the Bank or any of its affiliates within a 30 mile radius of the Bank’s principal office. Upon a change in control, the Bank is required to obtain from its successor a commitment to assume the terms of the agreement with Mr. Seiber.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. The Company did not hold an annual meeting of stockholders for the 2006 fiscal year because it was wholly-owned by Delanco MHC until March 30, 2007.

Nominating Procedures

It is the policy of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Board does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Board’s resources, the Board will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Board of Directors, a stockholder should submit the following information in writing, addressed to the Chairperson of the Board, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Board of Directors at least 30 days before the date of the annual meeting.

Process for Identifying and Evaluating Nominees. The process that the Board follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Board relies on personal contacts of the members of the Board of Directors, as well as their knowledge of members of the communities served by Delanco Bancorp. The Board also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Board has not used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Board determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail below. If such individual fulfills these criteria, the Board will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications. The Board has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Board will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

$	contributions to the range of talent, skill and expertise appropriate for the Board;

$
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

$	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

$	personal and professional integrity, honesty and reputation;

$	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

$	the ability to devote sufficient time and energy to the performance of his or her duties;

$	independence under applicable Securities and Exchange Commission and listing definitions; and

$	current equity holdings in the Company.

The Board will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Board will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Stock Ownership

The following table provides information as of June 25, 2007 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Delanco MHC 615 Burlington Avenue Delanco, New Jersey 08075	899,099	55.0%

The following table provides information as of June 25, 2007 about the shares of Delanco Bancorp common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those executive officers of the Company listed in the Summary Compensation Table that follows and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Thomas J. Coleman, III	5,000		*
Robert H. Jenkins, Jr.	3,500		*
William C. Jenkins	5,000		*
John A. Latimer	5,000		*
Donald R. Neff	3,000	(2)	*
Robert M. Notigan	7,500	(3)	*
John W. Seiber	5,000		*
James W. Verner	2,500		*
Renee C. Vidal	2,500		*

All directors and executive officers as a group (10 persons)	44,000		2.7%

*	Represents less than 1% of the Company’s outstanding shares.

(1)	Based on 1,634,725 shares of Company common stock outstanding and entitled to vote as of June 25, 2007.

(2)	Includes 500 shares held by Mr. Neff’s spouse.

(3)	Includes 1,500 shares held by the individual retirement account of Mr. Notigan’s spouse.

Proposal 1 C Election of Directors

The Company’s Board of Directors consists of nine members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected annually. William C. Jenkins, John A. Latimer and James W. Verner will be elected at the annual meeting to serve for a three-year term and Ms. Vidal will be elected at the annual meeting to serve for a one-year term or until their respective successors have been elected and qualified. All of the directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Notigan, who is the President and Chief Executive Officer of the Company and the Bank, and Mr. Seiber who served as the President and Chief Executive Officer of the Company and the Bank until 2004.

In assessing the independence of the Company’s directors, the Board of Directors considered the business relationships between the Company and our directors or their affiliated businesses, other than ordinary banking relationships.  Where business relationships other than ordinary banking relationships existed, the Board determined that none of the relationships between the Company and their affiliated businesses impair the directors’ independence because the amounts involved are immaterial to the directors or to those businesses when compared to their annual income or gross revenues.  The business relationships between the Company and its directors or the directors’ affiliated companies that were considered by the Board were:  the law firm of Raymond & Coleman, LLP, of which Thomas J. Coleman, III is a partner, provided legal services to the Company; John A. Latimer and Robert H. Jenkins, Jr. are employed by The Barclay Group, Delanco Federal’s insurance broker; and William C. Jenkins is the owner of a technical writing firm, the White Stone Group, which provides maintenance services for Delanco Federal’s website.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of March 31, 2007. There are no family relationships among the directors or executive officers.

Nominees for Election of Directors

William C. Jenkins has been the sole owner of a technical writing firm, the White Stone Group, since 1990. Age 59. Director of Delanco Federal Savings Bank since 1995 and director of Delanco MHC and Delanco Bancorp since their formation in 2002.

John A. Latimer has served as the President of three insurance brokers, including The Barclay Group, J.S. Braddock Agency and Conrad Insurance Agency, since 1991, 2000 and 2006, respectively. Mr. Latimer also serves as a director of Proformance Insurance Company, a subsidiary of National Atlantic Holdings Corporation (Nasdaq: NAHC). Age 44. Director since 2006.

James W. Verner has served as a Section Supervisor with the New Jersey State Department of Education since 1979. Age 55. Director of Delanco Federal Savings Bank since 1978 and director of Delanco MHC and Delanco Bancorp since their formation in 2002.

Renee C. Vidal is a partner in the law firm of Cureton Caplan, PC in Mt. Laurel, New Jersey. Ms. Vidal has been employed by Cureton Caplan since 1994. Age 39. Director since 2006.

Directors Continuing in Office

The following directors have terms ending in 2008:

Robert H. Jenkins, Jr. has been an insurance consultant with The Barclay Group since 2005. From 2001 until 2005, Mr. Jenkins served as an assistant sales manager with The Barclay Group. Mr. Jenkins has over 40 years experience in the insurance industry. Age 68. Director of Delanco Federal Savings Bank since 1977 and director of Delanco MHC and Delanco Bancorp since their formation in 2002.

John W. Seiber has served as Chairman of the Board of Delanco MHC, Delanco Bancorp and Delanco Federal Savings Bank since 2004. From 1992 until 2004, Mr. Seiber served as President and Chief Executive Officer of Delanco Federal Savings Bank. Mr. Seiber also served as President and Chief Executive Officer of Delanco MHC and Delanco Bancorp from 2002 until 2004. Age 67. Director of Delanco Federal Savings Bank since 1999 and director of Delanco MHC and Delanco Bancorp since their formation in 2002.

The following directors have terms ending in 2009:

Thomas J. Coleman, III has been a managing partner of the law firm of Raymond & Coleman, LLP since 2001. Age 43. Director since 2005.

Donald R. Neff is a retired businessman. Age 72. Director of Delanco Federal Savings Bank since 1980 and director of Delanco MHC and Delanco Bancorp since their formation in 2002.

Robert M. Notigan has been the President and Chief Executive Officer of Delanco MHC, Delanco Bancorp and Delanco Federal Savings Bank since September 2005. Mr. Notigan was a retired banker prior to September 2005. Prior to his retirement, Mr. Notigan was an officer of Trenton Savings Bank from 1996 until 1999. Mr. Notigan began his banking career in 1961 and has served in a variety of positions with several institutions, all in southern New Jersey. Age 63. Director since 2004.

Proposal 2- Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Connolly, Grady & Cha, P.C. to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to ratification by stockholders. A representative of Connolly, Grady & Cha, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes represented at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending March 31, 2007 and March 31, 2006.

	2007	2006

Audit Fees(1)	$64,459	$36,784
Audit-Related Fees(2)	83,078	—
Tax Fees(3)	3,498	3,491

(1)	Includes fees for the financial statement audit and quarterly reviews.

(2)	Includes fees related to the initial public offering of Delanco Bancorp.

(3)	Includes fees related to tax compliance, tax advice and tax planning.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s Consolidated Financial Statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s Financial Statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s Consolidated Financial Statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008.

Audit Committee of the Delanco Bancorp, Inc. Board of Directors

James W. Verner - Chairperson
Donald R. Neff
John A. Latimer

Executive Compensation

Summary Compensation Table

The following information is furnished for the principal executive officer and the next two most highly compensated executive officers of the Company whose total compensation for the 2006 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary	Fees Earned or Paid in Cash (1)	Total
Robert M. Notigan President and Chief Executive Officer	2006	$108,692	$8,025	$116,717

(1) Represents fees paid to Mr. Notigan for service on the Board of Directors of Delanco Federal.

Employment Agreements.   Delanco Federal and Delanco Bancorp each maintain employment agreements with Messrs. Notigan and Allen (referred to below as the “executives” or “executive”). Our continued success depends to a significant degree on their skills and competence, and the employment agreements are intended to ensure that we maintain a stable management base. Under the agreements, which have essentially identical provisions, Delanco Bancorp will make any payments not made by Delanco Federal under its agreement with the executives, but the executives will not receive any duplicative payments.

The employment agreements each provide for three-year terms, subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date. The initial base salaries under the employment agreements are $110,000 for Mr. Notigan and $88,825 for Mr. Allen. Delanco Federal and Delanco Bancorp anticipate that Mr. Notigan will serve as President and Chief Executive Officer until December 31, 2007; after that time, he will continue to serve as Vice Chairman. Similarly, Delanco Federal and Delanco Bancorp expect that Mr. Allen will serve as Senior Vice President and Chief Financial Officer until December 31, 2007; after that time, he will serve as President and Chief Executive Officer of Delanco Federal and Delanco Bancorp. Under the employment agreements, the Board may adjust each executive’s base salary at the appropriate time to reflect the changes in positions and responsibilities described above. The agreements also will provide for the executives’ participation in employee benefit plans and programs maintained for the benefit of senior management personnel, including discretionary bonuses, participation in stock-based benefit plans, and certain fringe benefits as described in the agreements.

Upon termination of employment for cause, as defined in the agreement, the executives will receive no further compensation or benefits under the agreement. If the Company or the Bank terminate the executive for reasons other than cause, or if the executive resigns after the occurrence of specified circumstances that constitute constructive termination, the executive or, upon his death, his beneficiary, will receive an amount equal to his base salary for the remaining term of the agreement. The Company or the Bank will also continue to pay the costs of the executives’ life, health and dental coverage for the remaining term of the agreement.

Under the employment agreements, if the executive is involuntarily terminated, or terminates voluntarily under certain circumstances specified in the agreement, within one year of a change in control, he will receive a severance payment equal to three times his average taxable compensation (as reported on Form W-2) for the five preceding years, or his period of employment, if less than five years (annualized for partial years of employment). The Company or the Bank will also continue to pay the executives’ life, health and dental insurance premiums for 36 months following termination in connection with a change in control. If the executives had been terminated in connection with a change of control on March 31, 2007, Mr. Notigan would have been entitled to a severance payment of $306,000 and Mr. Allen would have been entitled to a severance payment of $252,000 under the terms of the proposed employment contracts.

The agreements will provide for the reduction of change in control payments to the executives to the extent necessary to ensure that they will not receive “excess parachute payments” under Section 280G of the Internal Revenue Code, and therefore will not be subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code.

The Company and the Bank have agreed to pay the executives for reasonable costs and attorneys’ fees associated with the successful legal enforcement of our obligations under the employment agreements. The employment agreements also provide for the indemnification of the executives to the fully extent legally permissible. Upon termination of employment other than involuntary termination in connection with a change in control, each executive will be required to adhere to a one-year non-competition provision.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Delanco Bancorp common stock during the year ended March 31, 2007.

Transactions with Related Persons

The Sarbanes-Oxley Act generally prohibits loans by Delanco Federal to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Delanco Federal to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Delanco Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Delanco Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Delanco Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

Stockholder Proposals and Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than March 18, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from August 15, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Ronald E. Casperite, Corporate Secretary, Delanco Bancorp, Inc., 615 Burlington Avenue, Delanco, New Jersey 08075. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report on Form 10-KSB has been mailed to all persons who were stockholders as of the close of business on June 25, 2007. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Chief Financial Officer of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ronald E. Casperite
Ronald E. Casperite Corporate Secretary

Delanco, New Jersey July 16, 2007

DELANCO BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert M. Notigan and Douglas R. Allen, Jr. of Delanco Bancorp, Inc., each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 15, 2007, at 5:00 p.m., local time, at 615 Burlington Avenue, Delanco, New Jersey and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

William C. Jenkins
John A. Latimer
James W. Verner
Renee C. Vidal

FOR	VOTE WITHHELD	FOR ALL EXCEPT
࿇	࿇	࿇

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Connolly, Grady & Cha, P.C. as the independent registered public accounting firm of Delanco Bancorp, Inc. for the fiscal year ending March 31, 2008.

FOR	AGAINST	ABSTAIN
࿇	࿇	࿇

The Board of Directors Recommends that you vote “FOR” both proposals.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date ______________________	__________________________________________
Signature of Stockholder

Date ______________________	_________________________________________
Signature of Stockholder

[Letterhead of Delanco Bancorp, Inc.]

Dear ESOP Participant:

On behalf of the Board of Directors, please find enclosed a voting instruction card for the purpose of conveying your voting instructions to Home Federal Bank, trustee of the Delanco Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), on the proposals presented at the Annual Meeting of Stockholders of Delanco Bancorp, Inc. (the “Company”) on August 15, 2007. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and the Company’s Annual Report to Stockholders.

As a participant in the ESOP, you are entitled to instruct the trustee how to vote the shares of Company common stock allocated to your account. As of June 25, 2007, the record date for stockholders entitled to vote at the Annual Meeting, no shares of Company common stock had been allocated to participants’ ESOP accounts. However, for the sole purpose of providing the trustee with voting instructions, you will be deemed to have one share of common stock allocated to your ESOP account.

The ESOP trustee will vote the unallocated shares of common stock held in the ESOP trust in a manner calculated to most accurately reflect the voting instructions received from ESOP participants, subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Please complete, sign and return the enclosed ESOP voting instruction card in the accompanying postage paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Delanco Federal Savings Bank.

Sincerely, /s/ Robert M. Notigan Robert M. Notigan President and Chief Executive Officer

VOTING INSTRUCTION CARD
DELANCO BANCORP, INC. - ESOP
ANNUAL MEETING OF STOCKHOLDERS

August 15, 2007
5:00 p.m., Local Time
_______________________________

The undersigned hereby directs Home Federal Bank, the Trustee of the Delanco Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), to vote the share of common stock of Delanco Bancorp, Inc. (the “Company”) deemed to be credited to the undersigned’s account(s), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 15, 2007 at 5:00 p.m., local time, at 615 Burlington Avenue, Delanco, New Jersey, and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

William C. Jenkins, John A. Latimer, James W. Verner and Renee C. Vidal

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Connolly, Grady & Cha, P.C., as the independent registered public accounting firm of Delanco Bancorp, Inc. for the fiscal year ending March 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS.

This voting instruction card, when properly executed and returned, will be voted as directed by the participant.

Date:_____________________________	__________________________________
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.